UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2025 (December 12, 2025)
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UNION PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
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Utah	1-6075	13-2626465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (402) 544-5000
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock (Par Value $2.50 per share)	UNP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the Board) of Union Pacific Corporation (the Company) elected W. Anthony Will, age 60, to serve on the Board as a director of the Company, effective January 5, 2026. Mr. Will will serve on the Board’s Audit and Finance Committees. Mr. Will currently serves as President and Chief Executive Officer of CF Industries Holdings, Inc. (NYSE: CF) (CF Industries), a global manufacturer of hydrogen and nitrogen products for clean energy, fertilizer, emissions abatement and other industrial applications, and will be retiring as President and Chief Executive Officer effective January 4, 2026. Mr. Will will thereafter serve as an employee and Senior Advisor at CF Industries until March 15, 2026, and will remain a member of the Board of Directors of CF Industries until its 2026 annual meeting of shareholders, at which time he will retire from the CF Industries Board and not stand for re-election.

Mr. Will has served eighteen years in positions of increasing responsibility at CF Industries, Inc., including as President and Chief Executive Officer since 2014, Senior Vice President, Manufacturing and Distribution, Vice President, Manufacturing and Distribution and Vice President, Corporate Development. Prior to joining CF Industries, Mr. Will was a partner at Accenture LLP from 2005-2007 and Vice President, Business Development at Sears Holding Corporation from 2002 to 2005. Mr. Will has served on the Board of Directors at CF Industries, Inc. since 2014 and at Olin Corporation (NYSE: OLN), a global manufacturer and distributor of chemical products, since 2021. Mr. Will holds a Bachelor of Science in Electrical Engineering from Iowa State University and a Master of Business Administration from Northwestern University.

All Company directors serve concurrently on the Board of Directors of the Company’s principal operating subsidiary, Union Pacific Railroad Company (the Railroad). The Board affirmatively determined that Mr. Will has no material relationship with the Company or any of its consolidated subsidiaries, including the Railroad, (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the applicable listing standards of the New York Stock Exchange and the director independence standards adopted by the Board. Mr. Will does not have a direct or indirect material interest in any related person transaction as defined under the Securities and Exchange Commission’s rules and the Company’s Related Party Policy.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release regarding the election of Mr. Will reported above, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Union Pacific Corporation, dated December 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 12, 2025

UNION PACIFIC CORPORATION

By:	/s/ Christina B. Conlin
Christina B. Conlin
Executive Vice President, Chief Legal Officer, and
Corporate Secretary